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                                                                   Exhibit 10.10

                    REALM PRODUCTION AND ENTERTAINMENT, INC.

                              EMPLOYMENT AGREEMENT
                      LOAN OUT AGREEMENT WITH A.U.W., INC.


     Employment Agreement, between Realm Production and Entertainment, Inc., (the "Company") Steven Adelstein (the "Employee") and A.U.W., Inc., collectively called the "Parties".

It is fully acknowledged by the parties that Steven Adelstein is currently employed by A.U.W., Inc. until December 31, 2005 and A.U.W., Inc. consents to Steven Adelstein entering into an employment agreement with the Company, subject to the following terms and conditions.

     1. For good consideration, the Company employs the Employee on the following terms and conditions.

     2. Term of Employment: Subject to the provisions set forth below this agreement will begin on, January 1, 1996 and end December 31, 2000, unless sooner terminated.

     3. Loan Out Arrangement (between A.U.W., Inc. and the Company pertaining to the services of Steven Adelstein):

     It is understood between the Realm Production and Entertainment, Inc., the Company and A.U.W., Inc., that all services rendered by Steven Adelstein are specifically under a Loan Out arrangement. The following are to be fully included in said employment agreement:

          a. Any and all warrants issued by the Company to Steven Adelstein shall be issued to A.U.W., Inc., and or assigns until December 31, 2005.

          b. Commencing January 1, 1998 thru December 31, 1999, Mr. Adelstein shall be paid directly from the Company an annual salary of $36,000 plus normal fringe benefits. All excess payments shall be remitted as consulting fees pursuant to the Loan Out arrangement and each of the Parties shall be responsible for their taxes accordingly. For example: for the total year 1998, if Mr. Adelstein, under the Loan Out arrangement, is paid a total of $150,000, $36,000 shall be paid directly to Mr. Adelstein and appropriate payroll withholdings shall be the responsibility of Mr. Adelstein, individual, and the balance $114,000 shall be remitted to A.U.W., Inc. and accordingly, A.U.W., Inc. is responsible for said taxes.

          c. Commencing January 1, 2000 thru December 31, 2005, Mr. Adelstein shall be paid directly from the Company an annual salary of $48,000 plus normal fringe benefits. All excess payments shall be remitted as consulting fees pursuant to the Loan Out arrangement and each of the Parties shall be responsible for their taxes accordingly. For example: for the total year 2000, if Mr. Adelstein, under the Loan Out arrangement, is paid a total of $200,000, $48,000 shall be paid directly to Mr. Adelstein and appropriate payroll withholdings shall be the responsibility of Mr. Adelstein, individual, and the balance $152,000 shall be remitted to A.U.W., Inc. and accordingly, A.U.W., Inc. is responsible for said taxes.


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     4.  Effect of Prior Agreements: This agreement supersedes any prior agreement between the Company or any predecessor of the Company and the Employee, except that this agreement shall not affect or operate to reduce any benefit or compensation inuring to the Employee of a kind elsewhere provided and not expressly provided in this agreement.

     5. Settlement by Arbitration: Any claim or controversy that arises out of or relates to this agreement, or the breach of it, shall be settled by arbitration in accordance with the rules of the American Arbitration Association. Judgment upon the award rendered may be entered in any court with jurisdiction.

     6. Oral Modifications Not Binding: This instrument is the entire agreement of the Company and the Employee. Oral changes shall have no effect. It may be altered only by a written agreement signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.


     Signed this day of January 15, 1996


REALM PRODUCTION AND ENTERTAINMENT, INC.:


/s/    STEVEN ADELSTEIN
-----------------------------------
By: President




EMPLOYEE:

/s/    STEVEN ADELSTEIN
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A.U.W., INC.

/s/    STEVEN ADELSTEIN
-----------------------------------
By: President




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